SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-LIBERTY CORPORATION

                    GAMCO INVESTORS, INC.
                                 8/18/00            1,000-           39.8125
                                 8/14/00            3,000-           39.0000
                                 8/09/00            2,000-           38.0000
                                 8/08/00            1,500-           38.7500
                                 8/02/00              800-           37.3750
                                 8/01/00              300-           37.5000
                                 8/01/00              500-             *DO
                                 7/19/00              500-             *DO
                                 7/06/00            1,600-           42.7344
          GABELLI FUNDS, LLC.
                         GABELLI VALUE FUND
                                 8/02/00              500-           37.6875
                         GABELLI SMALL CAP GROWTH FUND
                                 8/15/00            5,000-           41.5000
                         GABELLI MULTI MEDIA FUND
                                 7/12/00            1,000            41.3000
                         GABELLI CAPITAL ASSET FUND
                                 8/15/00            5,000-           41.5000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.